SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): March 13, 1998


                          ON STAGE ENTERTAINMENT, INC.
                 -----------------------------------------------
                 (Exact Name of Registrant Specified in Charter)

           Nevada                      0-92402                  88-0214292
      (State or Other             (Commission File           (I.R.S. Employer
      Jurisdiction of                  Number)              Identification No.)
       Incorporation)
----------------------------- -------------------------- -----------------------


        4625 W. Nevso Drive #2
          Las Vegas, Nevada                                        89103
----------------------------------------                         ----------
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (702) 253-1333

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

This amendment to the Registrant's Form 8-K filed with the Securities and Exchange Commission (the "Commission") on March 30, 1998 (the "Form 8-K"), amends and modifies Item 7 of the Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Audited Financial Statements of business acquired.

        (b) Pro Forma Financial Information (Unaudited).

            (1) Unaudited Pro Forma Balance Sheet as of December 31, 1997
            (2) Unaudited  Pro  Forma  Statement  of  Operation  for year  ended
                December 31, 1997
            (3) Notes to Pro Forma Consolidated Financial Statements

        (c) Exhibits.

               2.1 Asset Purchase Agreement dated as of December 29, 1997 by and among the Registrant, King Henry's USA, Ltd., Fort Liberty, Ltd., Blazing Pianos, Ltd. Wild Bill's Management, Inc. and Gedco USA, Inc.

                                     Item 7a
                Audited Financial Statements of Business Acquired

Independent Auditor's Report




To the Board of Directors
Gedco USA, Inc.:

We have audited the accompanying combined balance sheets of The Gedco Entities (which is comprised of certain entities described in Note 1) as of December 31, 1997 and 1996 and the related combined statements of operations, partners' capital and cash flows for the years then ended. These combined financial statements are the responsibility of The Gedco Entities (the "Entities") management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Gedco Entities as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.




/s/ KPMG Peat Marwick, LLP



February 26, 1998

THE GEDCO ENTITIES

Combined Balance Sheets
December 31, 1997 and 1996


                                                       1997           1996
                                                  ---------------------------
ASSETS

Cash                                              $ 2,728,508     $ 3,203,590
Accounts receivable (Note 3)                          704,769         543,010
Inventory                                             145,592         113,688
Prepaid expenses                                      135,938         112,881
                                                  ---------------------------
          Total current assets                      3,714,807       3,973,169

Due from related party                                468,035         301,193
Property and equipment, at cost, net of
  depreciation and amortization (Note 4)            8,316,439       8,601,162
Other assets                                          138,582         165,736
                                                  ---------------------------
          Total assets                            $12,637,863     $13,041,260
                                                  ===========================

LIABILITIES AND PARTNERS' CAPITAL

Accounts payable and accrued expenses             $   308,471     $   464,536
Customer deposits                                     527,130         535,890
Due to related party                                1,056,251         673,715
                                                  ---------------------------
          Total liabilities                         1,891,852       1,674,141

Partners' capital                                  10,746,011      11,367,119

Commitments (Note 5)
                                                  ---------------------------

          Total liabilities and partners'
            capital                               $12,637,863     $13,041,260
                                                  ===========================


See accompanying notes to combined financial statements.

THE GEDCO ENTITIES

Combined Statements of Operations
For the Years Ended December 31, 1997 and 1996



                                                     1997           1996
                                                  --------------------------

Revenues                                          $13,875,572    $15,689,226
Cost of sales                                       6,910,555      7,929,821
                                                  --------------------------
          Gross profit                              6,965,017      7,759,405

Operating expenses, excluding depreciation
  and amortization                                  4,241,211      4,927,518
                                                  --------------------------

          Operating income, excluding
            depreciation and amortization           2,723,806      2,831,887

Depreciation and amortization                        (315,845)      (304,433)
Interest income, net                                  146,923         37,416
Gain on sale of equipment                               5,778            - -
Other income                                            8,730         29,671
                                                  --------------------------

          Net income                              $ 2,569,392    $ 2,594,541
                                                  ==========================

See accompanying notes to combined financial statements.

THE GEDCO ENTITIES

Combined Statements of Partners' Capital
For the Years Ended December 31, 1997 and 1996


Balance at December 31, 1995                                     $ 8,989,006

Distributions to partners                                           (217,428)

Net income                                                         2,595,541
                                                                 -----------

Balance at December 31, 1996                                      11,367,119

Distributions to partners                                         (3,190,500)

Net income                                                         2,569,392
                                                                 -----------

Balance at December 31, 1997                                     $10,746,001
                                                                 ===========

See accompanying notes to combined financial statements.

THE GEDCO ENTITIES

Combined Statements of Cash Flows
For the Years Ended December 31, 1997 and 1996



                                                          1997          1998
                                                       ------------------------
Cash Flows From Operating Activities:
  Net income                                           $2,569,392    $2,595,541
  Adjustments to reconcile net income to cash
    provided by operating activities:
    Depreciation and amortization                         315,845       304,433
    Gain on sale of equipment                              (5,778)          - -
    Cash provided by (used for) changes in:
      Accounts receivable                                (161,759)       24,316
      Inventory                                           (31,904)       38,203
      Prepaid expenses                                    (23,057)      123,667
      Due from related party                             (166,842)     (193,712)
      Other assets                                         27,154         5,964
      Accounts payable and accrued expenses              (157,065)     (417,451)
      Customer deposits                                    (8,760)      (19,250)
      Due to related party                                382,536       234,742
                                                       ------------------------
          Net cash provided by operating activities     2,740,762     2,696,453
                                                       -------------------------

Cash Flows From Investing Activities:
  Purchases of property and equipment                     (31,122)      (57,232)
  Proceeds from sale of equipment                           5,778           - -
                                                       ------------------------
          Net cash flows used in investing
            activities                                    (25,344)      (57,232)
                                                       ------------------------

Cash Flows From Financing Activities:
  (Payment) of principal on note payable                      - -    (1,062,581)
  (Distributions to) partners                          (3,190,500)     (217,428)
                                                       ------------------------
          Net cash flows used in financing
            activities                                 (3,190,500)   (1,280,009)
                                                       ------------------------

          Net (decrease) increase in cash                (475,082)    1,359,212

Cash at beginning of year                               3,203,590     1,844,378
                                                       ------------------------
Cash at end of year                                    $2,728,508    $3,203,590
                                                       ========================

Supplemental disclosure of cash flow information:
  Cash paid during the period of interest              $      - -    $  113,827
                                                       ========================

See accompanying notes to combined financial statements.

THE GEDCO ENTITIES

Notes to Combined Financial Statements
December 31, 1997 and 1996


(1)  Organization and Basis of Presentation

The combined financial statements presented as of and for the years ended December 31, 1997 and 1996, include the financial position and operations of the operating units named below and have been referred to as The Gedco Entities (the "Entities"). All significant intercompany balances and transactions have been eliminated in combination.

Gedco USA, Inc. ("Gedco") was incorporated in 1995, for the purpose of forming and investing in four limited partnerships: King Henry's USA LTD, Fort Liberty, LTD and Blazing Pianos, LTD. and Fun'N Wheels, LTD. (the "Partnerships"). Gedco is the general partner for each partnership. In addition, the owner of Gedco is also the 100% owner of Wild Bill's Management, Inc., a subchapter S corporation which holds the liquor license for Wild Bill's in California.

Pursuant to the Asset Purchase Agreement dated June 30, 1995 and effective July 25, 1995, Gedco, on behalf of the Partnerships, purchased the following operating units:


                              Location                      Operation
                         -------------------------------------------------------

King Henry's Feast       Orlando, Florida                   Dinner Theater
Fort Liberty             Kissimmee, Florida                 Dinner Theater
Blazing Pianos           Orlando Florida                    Piano Bar
Wild Bill's              Los Angeles, California            Dinner Theater

The Asset Purchase Agreement also included the purchase of Gedco of certain vacant land and buildings located in Anaheim, California and land adjoining Fort Liberty in Kissimmee, Florida.

The purchase price amounted to $8,800,000 plus or minus working capital assets and liabilities. The purchase price was allocated to the noncurrent assets of the properties based on their estimated market value, as provided in the Asset Purchase Agreement.

(2)  Summary of Significant Accounting Policies

      (a)  Revenue recognition

           Revenue  is  recognized  as  food  service  and   entertainment   are
           presented.

      (b)  Inventories

           Inventories are primarily comprised of food and beverage and gift shop merchandise and are stated at the lower of cost or market. Cost is determined utilizing the first-in, first-out method (FIFO).

      (c)  Depreciation and Amortization

           Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets as follows:

           Buildings                         20 years
           Equipment and automobiles          3 years

           Leasehold improvements are amortized over the lesser of the lease term or estimated useful life of the assets.

      (d)  Advertising

           The costs of advertising are charged to operations in the year incurred. Advertising expense was $659,855 and $1,006,204 for the years ended December 31, 1997 and 1996, respectively.

      (e)  Income taxes

           Under the provisions of the Internal Revenue code and applicable state laws, the partnerships that form the Gedco Group are not directly subject to income taxes; the results of its operations are includable in the tax returns of its partners. Therefore, no provision for income taxes has been included in the accompanying combined financial statements.

      (f)  Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (g)  Corporate Overhead

           Corporate expenses included in the accompanying combined statements of operations reflect those corporate expenses allocated to the Entities. Corporate expenses incurred by GEDCO, who also manages other commonly owned entities, have been allocated based upon the relationship of revenue of the Entities to total revenues of the businesses included in the GEDCO Group.

      (h)  Accounting Pronouncements

           On March 31, 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. It requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. It also prescribes the value of these assets to be disposed be reported at the lower of carrying amount of fair value less cost to sell.

           The Entities adopted Statement 121 effective January 1, 1997, and there is no significant impact on the combined financial statements.

(3)  Accounts Receivable

Accounts receivable are summarized as follows as of December 31:


                                                    1997           1996
                                                  -----------------------

Trade accounts receivable                         $544,167       $468,026
Tenant receivables                                  48,164         62,699
Other                                              112,438         12,285
                                                  -----------------------
          Total                                   $704,769       $543,010
                                                  =======================

(4)  Property and Equipment

Property and equipment is comprised of the following as of December 31:

                                                1997           1996
                                             -------------------------

Land                                         $6,900,000     $6,900,000
Buildings                                       814,735        814,735
Equipment                                       773,753        741,359
Leasehold improvements                          513,029        509,474
Automobiles                                      26,575         27,575
Accumulated depreciation and amortization      (711,653)      (391,981)
                                             -------------------------
                                             $8,316,439     $8,601,162
                                             =========================

(5)  Lease Obligations

At December 31, 1997, the Entities were obligated on various noncancellable operating leases with rental commitments as follows:

Fiscal Year                                                  Scheduled Payments
--------------                                               ------------------

   1998                                                          $  629,070
   1999                                                             629,803
   2000                                                             577,876
   2001                                                             420,602
   2002                                                             412,292
   Thereafter                                                     2,999,970
                                                                 ----------
          Total                                                  $5,669,613
                                                                 ==========

Rent expense for the years ended December 31, 1997 and 1996 amounted to $775,014 and $782,340, respectively.

                                   Item 7b (1)
            Unaudited Pro Forma Balance Sheet as of December 31, 1997

ASSETS                                                                             Pro-forma        Pro-forma
                                                      On Stage        Gedco       Adjustments      Consolidated
                                                    -----------------------------------------------------------


Cash                                                $ 2,402,292    $  420,600    $  (341,867) (1)   $ 2,402,292
Accounts receivable                                     455,340           - -            - -            455,340
Inventory                                               118,700       145,592            - -            264,292
Deposits & Prepaid Expenses                             749,628       135,938            - -            885,566
Direct acquisition costs                                258,133            --       (258,133) (1)           - -
Property and equipment
  (net of depreciation)                               2,455,488     8,316,439      6,358,561  (1)    17,130,488
Intangibles and other assets                             55,805           - -        750,000  (1)       805,805
                                                   ------------------------------------------------------------
TOTAL ASSETS                                         6,416,653      9,018,569      6,508,561         21,943,783
                                                   ============================================================

LIABILITIES
Accounts payable/accrued expenses                  $   880,288   $        - -    $       - -        $   880,288
Customer Deposits                                          - -        527,130            - -            527,130
Other accrued liabilities                              698,499            - -            - -            698,499
Short-term debt                                        271,918            - -            - -            271,918
Long-term debt                                         550,332            - -     12,500,000 (1)     13,050,332
                                                   ------------------------------------------------------------
TOTAL LIABILITIES                                    2,401,037        527,130     12,500,000         15,428,167

EQUITY
Common stock and APIC                                7,345,356            - -      2,500,000 (1)      9,845,356
Accumulated deficit                                 (3,329,740)           - -            - -         (3,329,740)
Equity in net assets acquired                              - -      8,491,439     (8,491,439)(1)            - -
                                                   ------------------------------------------------------------
TOTAL EQUITY                                         4,015,616      8,491,439     (5,991,439)         6,515,616

TOTAL LIABILITIES
AND EQUITY                                        $  6,416,653    $ 9,018,569    $ 6,508,561        $21,943,783
                                                  =============================================================


ON STAGE ENTERTAINMENT, INC.
Project Crocodile (Post Acquisition Illustration)
Notes to Pro Forma Consolidated Financial Statements



NOTE A -
The pro forma adjustments to the condensed consolidated balance sheet are as follows:

(1)
To record the acquisition of the Crocodile and the allocation of the purchase price on the basis of the fair value of the assets acquired and liabilities assumed. New borrowings (collateralized by the property being acquired) were used to fund the cash payment to Sellers, while acquisition costs were funded from existing working capital. The components of the purchase price and its allocation to the assets and liabilities are as follows:

Components of purchase price:

Cash payment to Sellers                                             $11,500,000
Acquisition costs                                                       800,000
Cash portion                                                         12,300,000
Shares of common stock                                                2,500,000
                                                                    -----------
Total purchase price                                                $14,800,000
                                                                    ===========


Allocation of purchase price:
Equity of net assets acquired                                       $14,000,000
Increase in property and equipment                                      380,000
Increase in debt issue costs                                            420,000
                                                                    -----------
Total allocation of purchase price                                  $14,800,000
                                                                    ===========

NOTE B -
The pro forma adjustments to the condensed consolidated statements of operations are as follows:

(2) To record adjustments to interest expense resulting from the use of new mortgage financing to fund a portion of the purchase consideration, (using an assumed interest rate of 10.0%), net of the elimination of Crocodile's historical interest income.

(3) To record adjustments to depreciation expense based on the revised values of the depreciable assets and to amortization expense relating to debt issue costs based on the term of the mortgage loan.

(4) To record the income tax effect relating to pro forma adjustments and treatment of Crocodile as a C-corporation (rather than an S-corporation) using an effective tax rate of 37.5% before giving retroactive effect to the utilization (which is limited under Federal Tax Law IRC Section 382) of existing net operating loss carryforwards.

(5) To record adjustments to operating expense, primarily to salaries and wages for personnel being retained (eliminated) by the Company in connection with the acquisition.

                                   Item 7b (2)
   Unaudited Pro Forma Statement of Operation for year ended December 31, 1997

                                                                              Historical
                                                                             ------------        Pro Forma              Pro Forma
                                                           On Stage             Gedco            Adjustments           Consolidated
                                                        ---------------------------------------------------------------------------
Revenue                                                 $ 15,726,074         $ 13,875,572         $       --           $ 29,601,646
Cost of Revenues                                          11,413,524            6,910,555                 --             18,324,079
                                                        ---------------------------------------------------------------------------
Gross Profit                                               4,312,550            6,965,017                 --             11,277,567

Operating Expenses                                         5,928,315            4,241,211                 --             10,169,526
Loss on discontinued location                                489,285                 --                   --                489,285
                                                        ---------------------------------------------------------------------------
Operating Income (Loss)                                   (2,105,050)           2,723,806                 --                618,756
Depreciation & Amortization                                      --               315,845             148,935 (3)           464,780
Interest Income (Expense), Net                              (834,333)             146,923          (1,396,923)(2)        (2,084,333)
Other income                                                     --                14,508                 --                 14,508
Income Tax Expense                                             6,673                  --                  --                  6,673
                                                        ---------------------------------------------------------------------------
Net (Loss) Income                                       $(2,946,056)          $ 2,569,392         $(1,545,858)          $(1,922,522)
                                                        ===========================================================================

Basic income (loss) per share                                 (0.51)                                                          (0.30)
                                                        ===========                                                     ===========

Diluted income (loss) per share                               (0.51)                                                          (0.30)
                                                        ============                                                   ============

Basic average number of common
  shares outstanding                                       5,800,841                                  595,238             6,396,079

                                                        ============                             ==================================

Diluted average number of common
  shares outstanding                                       5,800,841                                                      6,396,079
                                                        ============                                                   ============


                                   Item 7b (3)
              Notes to Pro Forma Consolidated Financial Statements


         On March 13, 1998, On Stage Entertainment, Inc. (the "Company") consummated the acquisition of certain assets (primarily relating to property, equipment and leasehold improvements) from Gedco USA, Inc. and its affiliates relating to three (3) dinner theaters and one piano bar (the "Acquired Dinner Theaters") for a purchase price of $ 14 million, consisting of $11.5 million cash and $2.5 million in common stock of the Company (par value $ .01 per share), plus fees and expenses of approximately $1.6 million. A substantial portion of the cash payment to sellers was obtained from a $12.5 million mortgage loan on the properties acquired, with the balance provided for by the Company's working capital. In connection with the acquisition, the Company entered into an employment agreement with a shareholder of the Sellers which included the grant of warrants for purchase of the Company's common stock and non-competition restrictions.

         The Acquired Dinner Theaters were purchased from a selling group unaffiliated with the Company comprised of Gedco USA, Inc., a Florida corporation, Wild Bill's Management, Inc., a Florida corporation and Florida limited partnerships of King Henry's Feast USA Ltd, Fort Liberty Ltd. and Blazing Pianos Ltd (collectively, the "Sellers"). The Company will account for the acquisition using the purchase method of accounting with the assets acquired and liabilities assumed recorded at fair value, and the results of the Acquired Dinner Theaters included in the Company's consolidated financial statements from the date of acquisition. Pursuant to the terms of the definitive purchase agreement, dated December 29, 1997 (as amended), the purchase price is subject to adjustment to the extent that EBITDA and working capital of the Acquired Dinner Theaters vary from established threshold levels on the Closing Date.

         The accompanying unaudited pro forma condensed consolidated financial statements illustrate the effects of the acquisition on the Company's financial position and results of operations. The pro forma condensed consolidated balance sheet as of December 31, 1997 is based on the historical balance sheets of the Company and the Sellers as of that date and assumes the acquisition took place on that date. The pro forma condensed consolidated statements of operations for the year ended December 31, 1997 are based on the historical statements of operations of the Company and the Acquired Dinner Theaters for that period. The pro forma condensed consolidated statements of operations assume the acquisition took place on January 1, 1996.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.


         The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of the Company and the Acquired Dinner Theaters.

NOTE A - The pro forma adjustments to the condensed consolidated balance sheet are as follows:

(1) To record the acquisition of the Gedco and the allocation of the purchase price on the basis of the fair value of the assets acquired and liabilities assumed. New borrowings (collateralized by the property being acquired) were used to fund the cash payment to Sellers, while $1,000,000 of acquisition costs were funded from new borrowings and the balance from existing working capital. The components of the purchase price and its allocation to the assets and liabilities are as follows:


Components of purchase price:
         Cash payment to Sellers                                     $11,500,000
         Acquisition costs                                             1,600,000
                                                                     -----------
              Cash portion                                            13,100,000
         Shares of common stock                                        2,500,000
                                                                     -----------

              Total purchase price                                   $15,600,000
                                                                     -----------

Allocation purchase price:
         Equity of net assets acquired                               $ 8,491,439
         Increase in property and equipment                            6,358,561
         Increase in debt issue costs                                    750,000
                                                                     -----------

              Total allocation of purchase price                     $15,600,000
                                                                     -----------



NOTE B - The pro forma adjustments to the condensed consolidated statements of operations are as follows:

(2) To record adjustments to interest expense resulting from the use of new mortgage financing to fund a portion of the purchase consideration (using an assumed interest rate of 10.0%), net of the elimination of Gedco historical interest income.

(3) To record adjustments to depreciation expense based on the revised values of the depreciable assets and to amortization expense relating to debt issue costs based on the term of the mortgage loan.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ON STAGE ENTERTAINMENT, INC.
                                       (Registrant)


                                       By  \s\ Kiranjit S. Sidhu
                                           -------------------------------------
                                           Kiranjit S. Sidhu
                                           Chief Financial Officer and Treasurer


Dated:  May 13, 1998

                                  EXHIBIT INDEX

Exhibit
Number           Description

  2.1 Asset Purchase Agreement dated as of December 29, 1997 by and among the Registrant, King Henry's USA, Ltd., Fort Liberty, Ltd., Blazing Pianos, Ltd. Wild Bill's Management, Inc. and Gedco USA, Inc.

  23.2          Consent of KPMG Peat Marwick LLP